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                                   EXHIBIT 11

                   HANOVER FOODS CORPORATION AND SUBSIDIARIES

Computations of Per Share Earnings

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                                                                                                               Nine weeks
                                                                  Fiscal years ended                             ended
                                                                  ------------------                            -------
                                                                 Proforma
                                                  June 1,        June 2,          March 31,        April 2,     June 2,
                                                  1997           1996             1996             1995          1996
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
Primary:
     Net earnings (loss)                       $6,706,000         $413,000         $420,000        $1,888,000     ($1,131,000)

     Preferred stock dividends                   (31,000)          (39,000)         (31,000)          (33,000)         (8,000)
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Net earnings (loss) applicable to               6,675,000          374,000          389,000        1,855,000       (1,139,000)
common stock
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Shares:
     Weighted average number of shares
     outstanding                                  720,811          728,677          729,608           734,252          722,667
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Primary earnings (loss) per share                   $9.26            $0.51            $0.53            $2.53           ($1.58)
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Fully diluted:
     Net earnings (loss)                       $6,706,000         $413,000         $420,000        $1,888,000     ($1,131,000)
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Shares:
     Weighted average number of shares
     outstanding                                  720,811          728,677          729,608           734,252         722,667

     Assuming conversion of preferred
     stock into common stock                        6,604            6,340            6,340             6,458           6,454
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Weighted average number of shares
outstanding                                       727,415          735,017          735,948           740,710         729,121
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Earnings (loss) per share assuming                  $9.22            $0.56            $0.57             $2.55         ($1.55)
full dilution
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


This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% or in anti-dilution.


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